As filed with the Securities and Exchange Commission on August 20, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ENTEGRA FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

North Carolina	45-2460660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
14 One Center Court, Franklin, North Carolina	28734
(Address of Principal Executive Offices)	(Zip Code)

Entegra Financial Corp.

2015 Long-Term Stock Incentive Plan
(Full title of the plan)

Roger D. Plemens

President and Chief Executive Officer

14 One Center Court

Franklin, North Carolina 28734

(Name and address of agent for service)

(828) 524-7000

(Telephone number, including area code, of agent for service)

Copies to:

Peter G. Weinstock

Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

(214) 468-3395

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company Emerging growth company	☐ ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value shares	679,285 shares	$27.80	$18,884,123.00	$2,351.08

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) registers 679,285 shares of common stock, no par value (the “Common Stock”) of Entegra Financial Corp., a North Carolina corporation (the “Company” or “Registrant”) for issuance pursuant to the Entegra Financial Corp. 2015 Long-Term Sock Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the Plan as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares of Common Stock have been estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act and based upon the average of the high and low sales prices of the shares as reported on NASDAQ on August 15, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Entegra Financial Corp., a North Carolina corporation (the “Company” or “Registrant”), to register an additional 679,285 shares of its common stock, no par value per share (the “Common Stock”), for issuance under the Entegra Financial Corp. 2015 Long-Term Sock Incentive Plan (the “Plan”), which Common Stock is in addition to the 654,637 shares of Common Stock registered on the Registrant’s Form S-8 filed with the United States Securities and Exchange Commission (the “SEC”) on May 29, 2015 (File No. 333-204575) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as the securities issuable under the Plan that were registered on the Registrant’s Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428(b)(2) of the Securities Act, the Company has not filed such documents with the SEC, but such documents, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the SEC or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company incorporates by reference the documents or portions of documents listed below that were filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that any information contained in such filings is deemed “furnished” and not “filed” (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other applicable SEC rules):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed by the Company with the SEC on March 16, 2018;
(b)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed by the Company with the SEC on May 9, 2018 and August 8, 2018, respectively;
(c)	the Company’s Current Reports on Form 8-K, filed by the Company with the SEC on January 17, 2018, May 18, 2018 and July 23, 2018; and
(d)	The description of the Common Stock contained in the Registration Statement on Form S-1/A filed with the SEC on May 14, 2014 under the heading “Description of Capital Stock”, including any subsequent amendment or any report filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

2

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The list of Exhibits filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference in this Item 8.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of North Carolina, on August 20, 2018.

ENTEGRA FINANCIAL CORP.

By:	/s/ Roger D. Plemens
Roger D. Plemens
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Roger D. Plemens and David A. Bright, and each of them severally, his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act, as amended, and any and all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name and Signature	Title	Date

/s/ Roger D. Plemens	President, Chief Executive Officer and Director	August 20, 2018
Roger D. Plemens	(Principal Executive Officer)

/s/ David A. Bright	Executive Vice President and Chief Financial	August 20, 2018
David A. Bright	Officer (Principal Financial and Accounting Officer)

/s/ Fred H. Jones	Chairman of the Board	August 20, 2018
Fred H. Jones

/s/ Douglas W. Kroske	Director	August 20, 2018
Douglas W. Kroske

/s/ Ronald D. Beale	Vice-Chairman of the Board	August 20, 2018
Ronald D. Beale

/s/ Louis E. Buck, Jr.	Director	August 20, 2018
Louis E. Buck, Jr.

/s/ Adam W. Burrell	Director	August 20, 2018
Adam W. Burrell

/s/ R. Matthew Dunbar	Director	August 20, 2018
R. Matthew Dunbar

/s/ Charles M. Edwards	Director	August 20, 2018
Charles M. Edwards

/s/ James M. Garner	Director	August 20, 2018
James M. Garner

/s/ Beverly W. Mason	Director	August 20, 2018
Beverly W. Mason

/s/ Craig A. Fowler	Director	August 20, 2018
Craig A. Fowler

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Incorporation of Entegra Financial Corp., as amended and restated, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1, filed with the SEC on March 18, 2014 (SEC File No. 333-194641).

4.2	Bylaws of Entegra Financial Corp., as amended and restated, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1, filed with the SEC on March 18, 2014 (SEC File No. 333-194641).

4.3	Articles of Amendment of Entegra Financial Corp., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed with the SEC on November 16, 2015 (SEC File No. 001-35302).

4.4

Form of Common Stock Certificate of Entegra Financial Corp., incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1/A, filed with the SEC on June 27, 2014 (SEC File No. 333-194641).

5.1*	Opinion of Hunton Andrews Kurth LLP.

23.1*	Consent of Dixon Hughes Goodman LLP, independent registered public accounting firm of the Registrant.

23.2*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page hereof).

99.1	Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan (as amended and restated on March 29, 2018), incorporated by reference to Annex A to the Registrant’s Proxy Statement, filed with the SEC on April 2, 2018 (SEC File No. 001-35302).

* Filed herewith.